EXHIBIT 10.2

                       EMPLOYMENT AGREEMENT AND COVENANTS

FOR GOOD AND VALUABLE CONSIDERATION, AS DESCRIBED BELOW, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Thomas L. Jacobs (the "Employee"), hereby agrees to the following terms and conditions:

EMPLOYMENT TERMS

         BY INTELLIGENT MOTOR CARS, INC. ("IMC"):

              STOCK/STOCK OPTIONS
              -------------------
              o IMC will grant Employee stock/stock options as follows: 10,000 restricted common shares of Intelligent Motor Cars Group, Inc. will be issued to Employee as a sign-on bonus within 30 days of execution of this agreement; Employee will be granted 50,000 restricted common shares to vest over a five-year period with 10,000 shares given to employee each year on the anniversary date of this executed agreement; said shares will carry a one-year restriction and must be registered under Rule 144;

              SALARY
              ------
              o Employee will be given base salary of $50,000/year, to be disbursed weekly under the Company's payroll system at a rate of $961.50/week; After six months, Employee will be eligible for a raise equal to ten (10%) percent of the Employee's gross salary ($5,000/year or $96.15/week); After one-year of employment, Employee will be eligible for an additional raise equal to ten (10%) percent of the Employee's gross salary ($5,500/year or $105.76/week); Thereafter, Employee will be eligible for annual raises equal to five (5%) percent;

              ADDITIONAL BENEFITS
              -------------------
              o HEALTH INSURANCE. IMC will pay 50% of Employee's personal heath insurance upon execution of IMC's group health plan. In accordance with said plan, Employee will have to opportunity to add dependants to his health plan for the required monthly fees;

         BY EMPLOYEE:

              RESPONSIBILITIES
              ----------------
              o As Controller, Employee's responsibilities will include, but not be limited to:

              oo Manage the development of short and long term financial objectives, plans and budgets for the company. Oversee the implementation of financial plans. Dedicate time and energy into the development of the corporate financial statement and budgets;

              oo Develop, recommend and implement accounting policies and procedures to ensure accurate and timely recording, reporting and analysis of both internal and external financial transactions, as well as control and protection of company assets;

              oo Monitor and implement cash management and auditing techniques with emphasis on improving reporting of data, workflow and protecting the security of company assets;

              oo Review and analyze operating results in relation to costs, budgets and operating policies; consolidate capital assets, maintenance and operating budgets. Interpret operating results and their impact on the company. Make recommendations to senior management for cost reduction and profit improvement;

              oo Continually advise and interface with upper management in the development and implementation of business plans and contribute to the strategic direction of the company;

              oo Direct and review the analysis and interpretation of statistical and accounting information for use in management decision-making;

              oo Oversee accounts payable, receivable, billing and other records to ensure proper monetary disbursement and receipt;

              oo Responsible for managing a staff of direct and indirect reports. Direct and control general accounting functions to optimize the utilization of professional staff. Assist in the hiring, supervising, mentoring and training of staff involved in various accounting/finance functions to improve quality of standards, as well as the efficiency of procedures and systems. Act as liaison to auditors, outside accountants, and other professional services personnel as needed;

              oo Oversee and direct the application process for various state licenses, providing detailed follow through to ensure that all applications are up to date and complete;

              oo Ensure the maintenance of company fiscal and accounting records, as well as capital equipment inventories through the administration of an accurate and up to date information system;

              oo Oversee Human Resources including, but not limited to payroll, insurance, maintenance of employee manuals, policies, procedures, act as liaison for all employees/contractors;

              oo Act as consultant/advisor to Executive Management/Board of Directors as requested;

              oo Any other duties and responsibilities as may reasonably be required by the Company in connection with Employee's position.


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Employment Agreement
Tom Jacobs
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              TERM/TERMINATION
              ----------------
              o TERM. Employee agrees to a two (2) year employment term with annual renewals during which time, Employee agrees to the terms of non-competition and non-disclosure as describe in detail below;
              o TERMINATION. Employee agrees that employment is "at will" and may be terminated at any time for any cause.

NON-COMPETITION / NON-DISCLOSURE

         1. PROPERTY OF THE EMPLOYER. Upon termination of his employment with IMC, the Employee shall surrender to IMC any and all materials, including, but not limited to, vehicles, titles, manuals, reports, documents, vendor/customer lists, all software utilized by IMC and the like (including all copies thereof) that he has in possession relating to the business of IMC or its affiliates/partners. The Employee shall not be entitles to retain any copies of any such items. The Employee acknowledges that all such materials are the property of IMC solely and that the Employee has no right, title or other interest in or to such materials. This Section is effective regardless of the reason for the termination of the Employee and regardless of whether the Employment is terminated by the Employee or IMC.

         2. AGREEMENT NOT TO USE OR DISCLOSE TRADE SECRETS. During the term of his Employment and a period of ten (10) years thereafter, the Employee promises and agrees that he will not disclose or utilize any trade secrets acquired during the course of service with IMC and/or its related business entities. As used herein, "trade secret" refers to the whole or any portion or phase of any formula, pattern, device, combination or devices, or compilation of information which is for use, or is used, in the operation of the Employer's business and which provides IMC an advantage, or an opportunity to obtain an advantage, over those who do not know or use it and which derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. "Trade secret" includes scientific, technical, or commercial information, including any design, list of suppliers, list of customers, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or IMC financial information. This Section is effective regardless of the reason for the termination of the Employee and regardless of whether the Employment is terminated by the Employee of IMC. This restrictive covenant may be assigned to and enforced by any of IMC's assignees or successors.

         3. AGREEMENT NOT TO USE OR DISCLOSE CONFIDENTIAL OR PROPRIETARY INFORMATION. During the term of his employment and a period of ten (10) years thereafter, the Employee promises and agrees that (a) he shall not disclose or utilize any confidential or proprietary information acquired during the course of service with IMC and/or its related business entities, and (b) he shall not divulge, communicate, use to the detriment of IMC or for the benefit of any other person or persons, or misuse in any way, any confidential or proprietary information pertaining to the business of IMC. Any confidential or proprietary information or data now or hereafter acquired by the Employee with respect to the business of IMC (which shall include, but not be limited to, information concerning IMC financial condition, prospects, technology, customers, suppliers, methods of doing business and promotion of IMC's products and services) shall be deemed a valuable, special and unique asset of IMC's that is received by the Employee in confidence. For purposes of this Agreement "confidential and proprietary information" means information disclosed to the Employee as a consequence of or through his employment by IMC (including information conceived, originated, discovered or developed by the Employee) after the date hereof and not generally known or in the public domain and not readily ascertainable by proper means, about IMC or its business. This
                  Section is effective regardless of the reason for the termination of the Employee and regardless of whether the Employment is terminated by the Employee of IMC. This restrictive covenant may be assigned to and enforced by any of IMC's assignees or successors.

         4. AGREEMENT NOT TO HIRE THE EMPLOYER'S EMPLOYEES. If the Employee leaves the employ of IMC, the Employee promises and agrees that during the one (1) year following his departure from IMC, he will not, without the express written permission of IMC, directly or indirectly employ as a consultant or employee any person who is employed as a consultant or employee of IMC at the time of the Employee's termination, or any person who was an employee or consultant of IMC during the six months preceding the Employee's termination. This Section is effective regardless of the reason for the termination of the Employee and regardless of whether the Employment is terminated by the Employee of IMC. This restrictive covenant may be assigned to and enforced by any of IMC's assignees or successors.

         5. INJUNCTIVE RELIEF. In recognition of the unique services to be performed by Employee and the possibility that any violation by the Employee of the foregoing Sections may cause irreparable or indeterminate damage or injury to IMC, the Employee expressly stipulates and agrees that IMC shall be entitled to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of the foregoing sections, without any requirement of posting any bond for the obtaining of this injunctive relief. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies IMC may have for damages.

         6. NOTICES. All notices, request, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth in the Employee's personal file or to such other address as either party may hereafter


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Employment Agreement
Tom Jacobs
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                  give notice of in accordance with the provisions hereof.
                  Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

         7. GOVERNING LAW AND FORUM SELECTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to such State's conflicts of laws provisions. Employee hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Florida, county of Broward, for any and all conflicts that may arise from or relate to this Agreement. Employee agrees to waive any defense or argument against such jurisdiction or choice of law, including lack of personal jurisdiction and/or forum non conveniens.

         8. SEPARABILITY. If any of the restrictions contained in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Agreement shall then be enforceable in the manner contemplated hereby. This Agreement and each provision hereof, shall be deemed severable and if any portion shall be held to be invalid for any reason, the remainder shall not be deemed invalid but shall remain in full force and effect.

         9. REMEDIES NOT EXCLUSIVE. The rights and remedies provided in this Agreement are cumulative and not exclusive and are in addition to any other rights and remedies IMC may have at law or otherwise.

         10. ASSIGNMENT. No part of this Agreement may be assigned to anyone but Employee. Any unauthorized assignment of any section of this Agreement may cause this entire agreement to become null and void, at IMC's discretion.

         11. REPRESENTATION BY INDEPENDENT LEGAL COUNSEL. Employee hereby acknowledges and confirms that he has had an opportunity to retain independent legal counsel to independently advise him of the legal consequences of the Agreement. Employee further acknowledges and confirms that he has received strong recommendation that he should retain separate and independent counsel to advise him of the legal consequences of the Agreement.

         12. COSTS AND ATTORNEY'S FEES. The prevailing party in any litigation that arises from or relates to this Agreement shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorney's fees and costs of appeal.

     This Agreement shall be binding upon the parties. IMC shall have the right to assign this Agreement to its parent company, Intelligent Motor Cars Group, Inc. This Agreement shall be enforced under the laws of the State of Florida. This is the entire agreement between the EMPLOYEE and IMC.

     Signed and agreed to this 2 day of December, 2003.

By:                                    By:

     /s/ Thomas Jacobs                       /s/ Michael Magolnick
     ------------------------------          -----------------------------------
     Thomas L. Jacobs, Employee              Michael Magolnick, COO
                                             Intelligent Motor Cars, Inc.